Exhibit 99.2

This presentation and the information contained herein are confidential and the property of Riot Blockchain Inc. This presentation is intended to introduce you to Riot Blockchain. The information presented is not, and is not intended to be, an offer to sell or the solicitation of an offer to buy any security of Riot Blockchain. It does not constitute an offer, solicitation or sale of any securities of Riot Blockchain. It is not a prospectus or an offering memorandum. Statements made are as of the date hereof; delivery of this presentation does not at any time create an implication that the information contained herein is accurate as of any date subsequent to today’s date. Riot Blockchain has not undertaken any independent verification of industry data, trends, or third party information used herein.

This presentation contains forward-looking statements and projections.  The Company makes no express or implied representation or warranty as to the completeness of this information or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived, and it is expected that each prospective investor will pursue his, her, or its own independent investigation.  It must be recognized that estimates of the Company’s performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results.  In particular, this presentation contains statements, including without limitation the projections, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this presentation and include, but are not limited to, statements regarding the Company’s plans, intentions, beliefs, expectations and assumptions, as well as other statements that are not necessarily historical facts.  The Company commonly uses words in this presentation such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends” and other similar expressions to identify forward-looking statements and projections.  You are cautioned that these forward-looking statements and projections are not guarantees of future performance and involve risks and uncertainties.  The Company’s actual results may differ materially from those in the forward-looking statements and projections due to various factors, including competition, market factors and general economic conditions and the risk factors set forth in the Company’s latest Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2018.  The information contained in this presentation describes several, but not necessarily all, important factors that could cause these differences.

Riot Blockchain Inc. is a NASDAQ listed company focused on blockchain technology.Riot Blockchain intends to gain exposure to the blockchain ecosystem through its mining operations, internally developed businesses, joint ventures, and targeted investments in the sector. Its primary focus is on Bitcoin and general blockchain technology.

Riot Blockchain aims to be part of the disruptive technology that appears poised to disrupt the future of transactions. For those companies using outdated technology, the revolution could become a violent disturbance.

RIOT BLOCKCHAIN•NASDAQ-listed blockchain technology focused company•~$110 million market cap* •NASDAQ:RIOT
OVERSTOCK.COM  •NASDAQ-listed mixed play company with businesses in online retail along with Blockchain•~$1.1 billion market cap* •NASDAQ:OSTK
BITCOIN INVESTMENT TRUST •Listed on the U.S. OTC Bulletin Board •~2.0 billion market cap*  •OTCBB: GBTC

Cryptocurrency Mining 8,000 ASIC Miners deployed utilizing ~12MW of energy
Blockchain Technology  Coinsquare (12.97%) TessPay (52%) Verady Digital Green (100%)
Digital Currency Exchange Plans to launch a U.S. Digital Currency Exchange in select states

Our investment strategy consists of operating one of the largest cryptocurrency mining operations listed in North America; identifying unique projects which decentralize markets; combining real world applications with an active development team, strong fundamentals, and large addressable markets.

▪Largest cryptocurrency mining operation among publicly-listed companies on the NASDAQ or NYSE
▪Approximately 8,000 ASIC cryptocurrency miners deployed
▪Located in a 107,600 sq. ft facility in Oklahoma with power of 12MW with ability to double energy capacity by the end of 2018
▪When deployed in full, expected hashing power is approximately 90 Petahash of SHA 256 Bitcoin mining computing power and 252 Gigahash of Scrypt for Litecoin mining

•Potential integration between the cryptocurrency supply generated from the mining operation matching the demand generated from the planned launch of a U.S. digital currency exchange

•Acquired Logical Brokerage Corp, now dba RiotX, a registered member of the Commodity Futures Trading Commission and the National Futures Association •RiotX is licensed with FinCEN as a Money Service Business (MSB)  •RiotX has received its Money Transmitter License from the state of Florida, where exchange operations will be headquartered

•Riot Blockchain has a strategic investment in Coinsquare (12.97% stake)  •Coinsquare is a leading digital currency exchange in Canada   •February 2018 financing implies a C$430M valuation (USD $334M)* valuation for Coinsquare

State of the Art Security  Coinsquare is built using robust security software High-End Website An all-new website recently launched, reducing the cost of user acquisition & improving user acquisition rate  Mobile Applications  Android & iOS apps have both successfully launched, providing a one-stop shop for digital asset news & trading  QuickTrade Feature  Coinsquare enables trading from any currency on the platform to any other currency on the platform  Superior Customer  Service  Account verification and support tickets typically take less than 1 day to process, compared to up to 3-5 days

Easy-to-use, secure, cost-efficient, and trustworthy way to buy digital assets.

Coinsquare a leading Canadian exchange for digital currencies  by trading volume according to CBIX.ca

•Riot Blockchain made a strategic investment in Verady •Verady provides cryptocurrency accounting and audit technology services through VeraNet, where financial institutions, corporations and individuals can audit, account and report on blockchain assets.

•Riotestablished Digital Green Energy Corp as a wholly owned subsidiary to explore internationalinfrastructure opportunities. •The Company is identifying environmentally friendly projects with large energy capacity and a cost-efficient rate for cryptocurrency mining and data center operations.

OUR LEADERSHIP



Chairman & CEO
John O'Rourke

Mr. O'Rourke is the Chief Executive Officer and Chairman of the Board of Directors of Riot Blockchain. Since 2011, he has also served as the Managing Member of ATG Capital LLC, an investment fund focused on small and mid-cap growth companies possessing distinct competitive advantages and superior management teams. Mr. O'Rourke serves on the Board of Directors of Mundo Inc., a leading global performance based marketing company that reaches more than two billion users per month. He received his Bachelor of Science in Accounting with an Honors Citation from the University of Maryland, College Park.



CFO
Rob Chang

Rob Chang has 23 years of experience in the financial services industry. He most recently served as the Managing Director and Head of Metals & Mining at a global investment bank where he provided research coverage in the mining sector. He was recognized by Bloomberg as the "Best Precious Metals Analyst" in Q1/16. Mr. Chang is frequently quoted and a regular guest of several media outlets including: Bloomberg, Reuters, CNBC, and the Wall Street Journal. Mr. Chang completed his MBA at the University of Toronto's Rotman School of Management.



COO
Chris Ensey

Over the last 20 years, Chris Ensey has established himself as a cybersecurity expert and strategic executive. In 2012, he joined Dunbar Armored to launch its cybersecurity services practice. As COO, he led a team of security professionals delivering industry leading capabilities to detect and remediate cyber-attacks across the globe. Prior to Dunbar, he served as Director of Government Solutions at SafeNet, where he was responsible for business development and marketing for its extensive suite of encryption and authentication products. At IBM, Mr. Ensey served as Principal Security Strategist for its federal division. Mr. Ensey has a BS in Computer Engineering from Virginia Tech

20

With more than 18 years experience managing critical infrastructure for various high-tech industries, Mr. Robertsen was most recently Chairman and CEO of Bitfury Norway AS. Mr. Robertsen has also held positions as: Head of Critical and DC Facilities Management at Datacom Systems; Regional Facilities Operations Manager of Telenor AS/Hanesth Group; and the European Data Center's Operations Manager for Facebook Inc

Mr. Vormittag previously worked fof or over a decade in Canadian telecommunications, holding leadership roles in network service design and data center operations at Canada's second largest telecommunications provider. Jeffrey is an accomplished IT Project Manager in the areas of data center deployment and technology integration. Jeffrey holds a BA from the University of Waterloo and earned the PMI Project Management Professional designation in 2011. Mr. Vormittag was most recently Managing Director for Bitfury Canada.

BOARD OF DIRECTORS AND ADVISORS

LEAD DIRECTOR (INDEPENDENT) Remo Mancini

Mr. Mancini will serve as Lead Director and will serve as Chairman of the Audit Committee, as a member of the Nominating and Corporate Governance Committee, and as a member of the Compensation Committee. Mr. Mancini combines his experience as a former Canadian and U.S. senior corporate executive, corporate director, and former Ontario Cabinet Minister to bring a valuable perspective to business affairs and corporate governance. Mr. Mancini's has served on a number of Boards of companies listed on the Toronto Stock Exchange and Venture Exchange (TSX and TSX-V), along with private company Boards and the Boards of several international business organizations.

ADVISOR & DIRECTOR (INDEPENDENT) Jason Les

Mr. Les graduated from U.C. Irvine in 2010 with a B.S. in Information and Computer Science. Mr. Les is an established professional poker player. Mr. Les successfully competed in high stakes heads-up games online for several years and was twice selected as the human benchmark for testing the world's best poker artificial intelligence in what was dubbed Man vs Machine at Carnegie Mellon University. Mr. Les was chosen as a director based on the fact that he has been active in the industry as a miner, studying protocol development and evaluating a variety of crypto investment strategies.

DIRECTOR (INDEPENDENT) Andrew Kaplan

Mr. Kaplan is a member of the Board of Directors of Riot Blockchain and is a member of the Nominating and Governance Committee (Chairman), Audit Committee and Compensation Committee. He is a founder of A to B Capital Management, and manages the A to B Capital Special Situations Fund, LP, which was launched on January 1, 2009. The fund invests in the small cap sector through private, pre-public and publicly traded companies.

ADVISOR Jason Mo

Mr. Mo played poker professionally for nearly a decade where he was highly regarded as one of the best players in the game. After years of success in high stakes heads-up poker and cashing for more than $2 million in the live tournament scene, Mr. Mo transferred his focus from poker to identifying opportunities in the emerging industry. For several years, Mr. Mo has had a growing portfolio of cryptocurrency related businesses. As a result, he has established himself as one of the most respected independent investors in the cryptocurrency space.

ADVISOR Cole Diamond

Cole is an entrepreneur, business development expert, and CEO of Coinsquare Ltd, a leading Canadian digital currency exchange. Prior to Coinsquare, Cole was VP Business development at Marketflow Payments, an international payment service where he built and managed the sales team from ground up. Before that, he was VP Sales at Jumbleberry, a digital marketing company where he managed the sales team to deliver 90% growth during the first 6 months as VP.

RIOT BLOCKCHAIN
22

Bitcoin is a new cryptocurrency that was created at the end of 2008 by an unknown person using the alias Satoshi Nakamoto. Bitcoin is a consensus network that enables a new payment system using digital assets.  It is the first decentralized peer-to-peer payment network that is powered by its users with no central authority or middlemen – no bank.  Bitcoin is like cash for the Internet. A transaction is made by a transfer of value between Bitcoin wallets and that transaction is recorded within the blockchain. Bitcoin wallets keep a secret piece of data called a private key or seed, which is used to sign transactions, providing a mathematical proof that they have come from the owner of the wallet.